Exhibit 99.1

Esports Technologies Completes Acquisition of Aspire Global’s B2C Business with $1.86 Billion in Annual Wagers and $183 Million in Cash Deposits

Revenue Grew 43% in Most Recent 12-Month Period from 1.25 Million Customers

LAS VEGAS, December 1, 2021 – Esports Technologies, Inc. (Nasdaq: EBET), a leading global provider of award-winning advanced esports wagering products and technologies, announced today the successful closing of its acquisition of Aspire Global’s (STO: ASPIRE) B2C business for $75.9 million.

Under the terms of the deal, Esports Technologies has now closed on the acquisition of Aspire’s portfolio of B2C proprietary online casino and sportsbook brands, including Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, and GenerationVIP. Additionally, Esports Technologies gains access to gaming licenses in Tier 1 regulated markets including the United Kingdom, Germany, Ireland, Malta, and Denmark.

Strategically, Esports Technologies plans to leverage the increased market access from the multiple-brand acquisition to cross-sell esports wagering opportunities to increase its esports revenue, player bet transactions, and customer base.

In the most recent 12-month period ending September 2021, Aspire Global’s B2C revenue was $78.3 million and its EBITDA was $7.9 million, a 43% and 30% gain over the same period in the prior year, respectively. During the same period, the B2C business recorded wagering of $1.86 billion and $183 million in cash deposits from 1.25 million customers.

Aspire Global will serve as the back-end provider for the acquired B2C brands, ensuring operational continuity, and will offer Esports Technologies wagering products on its platform.

Aaron Speach, CEO, Esports Technologies, said, “Acquiring Aspire Global’s portfolio of innovative B2C brands, access to new markets, and its 1.25 million deposited customers is a strategic leap in our journey to become a world leader in esports wagering. We look forward to our partnership with Aspire as we continue to scale.”

Tsachi Maimon, CEO of Aspire Global, said, “Esports Technologies has rapidly established itself as one of the foremost innovators in esports wagering. Acquiring the world-class B2C portfolio we’ve built will further expand their reach in this skyrocketing global market.”

A conference call is set for Wednesday, December 1 at 4:30pm EST, discussing details of the closed acquisition. A link to the call will be available on the Esports Technologies’ Investor Relations page at https://esportstechnologies.com/investor-overview.

About Esports Technologies

Esports Technologies is developing groundbreaking and engaging wagering products for esports fans and bettors around the world. Esports Technologies is one of the leading global providers of esports product, platform and marketing solutions. The company operates a licensed online gambling platform, gogawi.com, that offers real money betting on esports events and professional sports from around the world in a secure environment. The company is developing esports predictive gaming technologies that allow distribution to both customers and business partners.

For more information, visit: https://esportstechnologies.com.

Note: Aspire Global’s B2C wagers, deposits, and net gaming revenue figures are based on an exchange rate of 1.19 U.S. dollars per euro. Net gaming revenues include EU VAT and are net of distribution expenses, gaming duties, and administrative expenses.

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Forward-Looking Statements: This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements involve risks and uncertainties. These statements relate to future events, future expectations, plans and prospects. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results or outcomes may prove to be materially different from the expectations expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including as set forth in the “Risk Factors” section of the Company’s final prospectus, which was filed with the Securities and Exchange Commission on April 16, 2021, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Contacts:

For Investors:

ICR, Inc.

Ryan Lawrence

Ryan.Lawrence@icrinc.com

Ashley DeSimone

Ashley.Desimone@icrinc.com

For Media:

ICR, Inc.

Dan McDermott

Dan.McDermott@icrinc.com

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